AT THE COMPANY:	AT FINANCIAL RELATIONS BOARD:
John K. Schmidt	Leslie Loyet
Chief Operating Officer	General Inquiries
Chief Financial Officer	(312) 640-6672
(563) 589-1994	lloyet @frbircom
jschmidt @htlf.com

FOR IMMEDIATE RELEASE
MONDAY, JULY 24, 2006

HEARTLAND FINANCIAL USA, INC. REPORTS SECOND QUARTER 2006 EARNINGS

Second Quarter 2006 Highlights

▪	Net income increased by 15% over second quarter 2005
▪	Net interest margin improved by 16 basis points compared to second quarter 2005
▪	Average earning assets increased 9% over second quarter 2005
▪	Acquisition of Bank of the Southwest completed

	Quarter Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Net income (in millions)	$6.2	$5.4	$10.7	$10.7
Diluted earnings per share	0.37	0.32	0.64	0.64

Return on average assets	0.87%	0.81%	0.76%	0.81%
Return on average equity	13.10	12.12	11.34	12.09
Net interest margin	4.19	4.03	4.17	4.00

“Heartland’s strong second quarter performance is very gratifying. Despite intense competition in every market, our banks collectively widened the company’s margin since the first quarter by five basis points to 4.19%. Contributing to this improvement is our continued expansion into the West.”-- Lynn B. Fuller, chairman, president and chief executive officer, Heartland Financial USA

Dubuque, Iowa, July 24, 2006—Heartland Financial USA, Inc. (NASDAQ: HTLF) today reported increased earnings for the second quarter of 2006. Net income for the quarter ended June 30, 2006, was $6.2 million, or $0.37 per diluted share, compared to net income of $5.4 million, or $0.32 per diluted share, during the second quarter of 2005, an increase of $816,000 or 15 percent. Return on average equity was 13.10 percent and return on average assets was 0.87 percent for the second quarter of 2006, compared to 12.12 percent and 0.81 percent, respectively, for the same quarter in 2005.

Net income for the first six months of 2006 remained consistent with the net income recorded for the first six months of 2005 at $10.7 million, or $0.64 per diluted share. Return on average equity was 11.34 percent and return on average assets was 0.76 percent for the first six months of 2006, compared to 12.09 percent and 0.81 percent, respectively, for the same period in 2005. During the first quarter of 2006, a pre-tax judgment of $2.4 million against Heartland and Wisconsin Community Bank was recorded as noninterest expense, while a $286,000 award under a counterclaim was recorded as a loan loss recovery. The net after tax adjustment to net income for this one-time event was $1.3 million. Exclusive of this expense, Heartland’s net income for the first six months of 2006 was $12.0 million, or $0.72 per diluted share, an increase of $1.3 million or 12 percent over the first six months of 2005. Because of the non-recurring nature of this expense, Heartland believes that this pro-forma presentation is important for investors to understand Heartland’s financial performance for the first six months of 2006.

Lynn B. Fuller, Heartland’s chairman, president and chief executive officer stated, “Heartland’s strong second quarter performance is very gratifying. Despite intense competition in every market, our banks collectively widened the company’s margin since the first quarter by five basis points to 4.19%. Contributing to this improvement is our continued expansion into the West.”

On May 15, 2006, the acquisition of Bank of the Southwest was completed and became a part of Arizona Bank & Trust, Heartland’s de novo bank chartered in 2003. As of the acquisition date, total assets at Bank of the Southwest were $63.2 million, total loans were $52.4 million and total deposits were $44.4 million. The purchase price was $18.1 million, all in cash. The resultant acquired customer relationship intangible of $540,000 is being amortized over a period of eight years. The remaining excess purchase price over the fair value of tangible and identifiable intangible assets acquired of $5.1 million was recorded as goodwill.

Net interest margin, expressed as a percentage of average earning assets, was 4.19 percent during the second quarter of 2006 compared to 4.03 percent for the second quarter of 2005 and 4.14 percent for the first quarter of 2006. Net interest income on a tax-equivalent basis totaled $27.0 million during the second quarter of 2006, an increase of $3.1 million or 13 percent from the $23.9 million recorded during the second quarter of 2005. For the six-month period during 2006, net interest income on a tax-equivalent basis was $52.7 million, an increase of $6.0 million or 13 percent from the $46.7 million recorded during the first six months of 2005. Contributing to these increases was the $203.5 million or 9 percent growth in average earning assets during the quarter and the $194.7 million or 8 percent growth in average earning assets during the first six months of 2006 compared to 2005. Also contributing to this improvement was a shift in balances to loans from securities. The percentage of average loans to total average assets increased from 69 percent during the second quarter of 2005 to 71 percent during the second quarter of 2006. For the six month comparative period, the percentage of average loans to total average assets increased from 68 percent in 2005 to 71 percent in 2006.

On a tax-equivalent basis, interest income in the second quarter of 2006 totaled $47.9 million compared to $38.5 million in the second quarter of 2005, an increase of $9.5 million or 25 percent. For the first six months of 2006, interest income on a tax-equivalent basis increased $18.0 million or 24 percent over the same period in 2005. More than half of the loans in Heartland’s commercial and agricultural loan portfolios are floating rate loans, thus increases in the national prime rate, as experienced during the first six months of 2006, have an immediate positive impact on interest income. Interest expense for the second quarter of 2006 was $20.9 million compared to $14.5 million in the second quarter of 2005, an increase of $6.4 million or 44 percent. On a six-month comparative basis, interest expense increased $12.0 million or 44 percent. As rates continued to move upward during the first six months of 2006, Heartland experienced some movement in deposit balances from lower yielding accounts into higher yielding money market and certificate of deposit accounts.

Net interest income simulations reflect an asset sensitive posture leading to stronger earnings performance in a rising interest rate environment. Should the current rising rate environment reverse, net interest income would likely decline. In order to reduce the potentially negative impact a downward movement in interest rates would have on net interest income, Heartland entered into a two-year floor transaction on a notional $100.0 million in July 2005, a five-year collar transaction on a notional $50.0 million in September 2005 and an additional three-year collar transaction on a notional $50.0 million in April 2006.

Noninterest income increased by $1.3 million or 13 percent during the second quarter of 2006 compared to the same quarter in 2005. The categories experiencing the largest increases were service charges and fees, loan servicing income and securities gains. For the first six months of 2006, noninterest income increased $2.7 million or 14 percent over the same period in 2005. In addition to the aforementioned categories, trust fees and rental income on operating leases were contributors to this improvement.

For the second quarter of 2006, noninterest expense increased $3.3 million or 14 percent in comparison with the same period in 2005. The largest component of noninterest expense, salaries and employee benefits, increased $1.5 million or 13 percent during the second quarter of 2006 in comparison to the second quarter of 2005. This growth in salaries and employee benefits expense was a result of additional staffing at the holding company to provide support services to the growing number of bank subsidiaries, the addition of branches at New Mexico Bank & Trust and Arizona Bank & Trust, and the new bank subsidiary being formed in Denver, Colorado, which began operations in October 2005 as a loan production office under the Rocky Mountain umbrella. For the six-month period ended June 30, 2006, noninterest expense increased $9.1 million or 20 percent when compared to the same six-month period in 2005. Again, the largest contributor to this increase was salaries and employee benefits which grew by $3.4 million or 15 percent during this six-month comparative period. In addition to staffing increases as a result of the expansion efforts, merit increases for all salaried employees are made on January 1 of each year. Total full-time equivalent employees increased to 961 at June 30, 2006, from 884 at June 30, 2005. The acquisition of the Bank of the Southwest was responsible for 12 of the full-time equivalent employees at June 30, 2006. The $2.4 million judgment against Heartland and a bank subsidiary recorded during the first quarter of 2006 was also a major factor in the increase in noninterest expense for the six-month comparative period. Exclusive of the judgment, noninterest expense increased $6.7 million or 15 percent in comparison to the first six months of 2005.

Fuller commented, “The company continues to channel its resources into expansion of our banking franchise. In an extremely busy quarter, Heartland and its subsidiaries completed the purchase of Bank of the Southwest in Phoenix, Arizona, opened a new branch in Phoenix, a new finance office in the Chicago market, broke ground for new locations in Madison, Wisconsin and Santa Fe, New Mexico and filed an application for a new bank charter in the Denver market. We view each of these new locations as strategic investments in future growth and profitability. This expansion activity, with a continued preference for the West, builds toward our goal of an equal distribution of assets between our Midwest and Western banks. As of June 30, 2006, the ratio stood at 60% in our Midwestern markets and 40% out West. This compares with 36% of our assets in the West one year ago.”

Heartland’s effective tax rate was 32.00 percent for the second quarter of 2006 compared to 32.81 percent during the second quarter of 2005. On a six-month comparative basis, Heartland’s effective tax rate was 30.70 percent during 2006 and 31.83 percent during 2005. The two primary contributors to the variations in our effective tax rates during the periods were changes in the amount of tax-exempt income and tax credits. Tax-exempt interest income as a percentage of pre-tax income was 18.49 percent during the second quarter of 2006 compared to 19.14 percent during the same quarter of 2005. For the six-month periods ended on June 30, 2006 and 2005, tax-exempt income as a percentage of pre-tax income was 21.41 percent and 19.04 percent, respectively. Income taxes recorded during the first six months of 2005 included anticipated low-income housing and historic rehabilitation tax credits totaling $436,000 for the year. During the first six months of 2006, these anticipated credits had decreased to approximately $225,000 for the year.

At June 30, 2006, total assets were $2.9 billion, an increase of $117.0 million or 8 percent annualized since year-end 2005. Total loans and leases were $2.1 billion at June 30, 2006, an increase of $124.3 million or 13 percent annualized since year-end 2005. The acquisition of Bank of the Southwest accounted for $50.9 million or 41 percent of this growth. The Heartland subsidiary banks experiencing notable loan growth since year-end 2005 were Dubuque Bank and Trust Company, New Mexico Bank & Trust and Rocky Mountain Bank. The commercial and commercial real estate loan category grew by $117.1 million or 18 percent annualized. Exclusive of the $21.0 million in commercial and commercial real estate loans acquired in the Bank of the Southwest acquisition, this loan category increased by $96.2 million or 15 percent annualized.

Total deposits at June 30, 2006, were $2.3 billion, an increase of $135.1 million or 13 percent annualized since year-end 2005. The acquisition of Bank of the Southwest accounted for $44.4 million or 33 percent of this growth. All of Heartland’s subsidiary banks experienced growth in deposits since year-end 2005 except for First Community Bank, with the most significant growth occurring at New Mexico Bank & Trust. Demand deposits experienced a $25.5 million or 14 percent annualized increase, with $17.0 million or 66 percent of this increase resulting from the Bank of the Southwest acquisition. Savings deposit balances increased by $45.5 million or 12 percent annualized and time deposit balances increased $64.0 million or 13 percent annualized. The Bank of the Southwest acquisition accounted for $17.4 million or 38 percent of the growth in savings deposit balances and $10.0 million or 16 percent of the growth in time deposit balances. Of particular note is that a large portion of the growth in time deposits occurred in deposits from local markets as total brokered deposits increased by only $9.5 million from $145.5 million at year-end 2005 to $155.1 million at June 30, 2006. As interest rates have continued to move upward, many deposit customers have shifted a portion of their lower yielding deposit balances into higher yielding money market and certificate of deposit accounts. The Heartland bank subsidiaries have priced these products competitively in order to retain existing deposit customers, as well as to attract new customers.

The allowance for loan and lease losses at June 30, 2006, was 1.44 percent of loans and 246 percent of nonperforming loans, compared to 1.42 percent of loans and 185 percent of nonperforming loans at December 31, 2005. The provision for loan losses decreased $151,000 or 9 percent during the second quarter of 2006 compared to the same quarter of 2005 and $343,000 or 11 percent during the first six months of the year. Nonperforming loans were $12.2 million or 0.59 percent of total loans and leases at June 30, 2006, compared to $15.0 million or 0.77 percent of total loans and leases at December 31, 2005, and $14.9 million or 0.80 percent of total loans and leases at June 30, 2005. Net charge-offs for the first six months of 2006 were $1.1 million compared to $1.0 million for the first six months of 2005. The reduction in Heartland’s nonperforming loans without a corresponding significant increase in net charge-offs during the first six months of 2006 confirms management’s belief that losses on Heartland’s nonperforming loans were not expected to be significant due to the net realizable value of collateral, guarantees and other factors. Additionally, any probable losses had been specifically provided for in the allowance for loan and lease losses.

According to Fuller, “Nonperforming loans showed marked improvement during the quarter. We are pleased to return to an asset quality number reflective of our continued emphasis on credit quality.”

As previously disclosed, Heartland and Wisconsin Community Bank, a wholly-owned bank subsidiary, were defendants in a lawsuit regarding a breach of contract claim relating to the 2002 sale of Wisconsin Community Bank’s Eau Claire branch. Heartland and Wisconsin Community Bank filed a counterclaim against the plaintiff. The matters were tried in the State of Wisconsin Circuit Court, St. Croix County, in December, 2005. On May 3, 2006, Heartland was notified by the court that a verdict was entered awarding the plaintiff $2.4 million for its original claim and awarding Heartland $286,000 for its counterclaim against the plaintiff. Heartland recorded the judgments in the quarter ended March 31, 2006. Heartland and its legal counsel are considering what post-trial actions to pursue.

Conference Call Details

Heartland will host a conference call for investors at 3:00 p.m. CDT today. To participate, dial 800-218-4007 at least five minutes before start time or log onto www.htlf.com. If you are unable to participate on the call, a replay will be available through July 31, 2006, by dialing 800-405-2236, code 11065942, or by logging onto www.htlf.com.

About Heartland Financial USA:

Heartland Financial USA, Inc. is a $2.9 billion diversified financial services company providing banking, mortgage, wealth management, insurance, fleet management and consumer finance services to individuals and businesses in 43 communities in eight states -- Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado and Massachusetts. Heartland Financial USA, Inc. is listed on NASDAQ. Its trading symbol is HTLF.

Additional information about Heartland Financial USA, Inc. is available through our website at www.htlf.com.

This release may contain, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as believe, expect, anticipate, plan, intend, estimate, may, will, would, could, should or similar expressions. Additionally, all statements in this release, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war or threats thereof, (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including other factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.

-FINANCIAL TABLES FOLLOW-

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarters Ended		For the Six Months Ended
	6/30/2006	6/30/2005	6/30/2006	6/30/2005
Interest Income
Interest and fees on loans and leases	$41,411	$32,596	$79,329	$62,584
Interest on securities and other:
Taxable	3,991	3,567	7,874	7,098
Nontaxable	1,469	1,333	2,897	2,658
Interest on federal funds sold	127	57	301	104
Interest on interest bearing deposits in other financial institutions	7	79	12	147
Total Interest Income	47,005	37,632	90,413	72,591
Interest Expense
Interest on deposits	14,852	10,282	27,939	19,464
Interest on short-term borrowings	2,932	1,709	5,383	2,973
Interest on other borrowings	3,151	2,540	6,195	5,046
Total Interest Expense	20,935	14,531	39,517	27,483
Net Interest Income	26,070	23,101	50,896	45,108
Provision for loan and lease losses	1,485	1,636	2,657	3,000
Net Interest Income After Provision for Loan and Lease Losses	24,585	21,465	48,239	42,108
Noninterest Income
Service charges and fees	2,738	2,307	5,339	4,547
Loan servicing income	1,058	726	2,038	1,384
Trust fees	1,741	1,605	3,558	3,200
Brokerage commissions	369	255	612	478
Insurance commissions	141	129	277	266
Securities gains (losses), net	229	(20)	361	33
Gain (loss) on trading account securities	(25)	(26)	8	(8)
Rental income on operating leases	4,007	3,845	8,068	7,416
Gains on sale of loans	577	644	1,127	1,176
Valuation adjustment on mortgage servicing rights	-	(34)	-	(18)
Income on bank owned life insurance	235	243	528	506
Other noninterest income	244	366	583	775
Total Noninterest Income	11,314	10,040	22,499	19,755
Noninterest Expense
Salaries and employee benefits	13,043	11,529	26,127	22,711
Occupancy	1,820	1,534	3,613	3,160
Furniture and equipment	1,719	1,542	3,410	2,909
Depreciation on equipment under operating leases	3,202	3,141	6,457	6,069
Outside services	2,599	1,957	4,755	3,955
Advertising	1,027	767	2,151	1,576
Other intangible amortization	238	237	466	507
Other noninterest expenses	3,101	2,752	8,326	5,323
Total Noninterest Expense	26,749	23,459	55,305	46,210
Income Before Income Taxes	9,150	8,046	15,433	15,653
Income taxes	2,928	2,640	4,738	4,983
Net Income	$6,222	$5,406	$10,695	$10,670
Earnings per common share-basic	$.38	$.33	$.65	$.65
Earnings per common share-diluted	$.37	$.32	$.64	$.64
Weighted average shares outstanding-basic	16,540,587	16,420,073	16,485,886	16,450,097
Weighted average share outstanding-diluted	16,798,654	16,722,383	16,727,750	16,754,056

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarters Ended
	6/30/2006	3/31/2006	12/31/2005	9/30/2005	6/30/2005
Interest Income
Interest and fees on loans and leases	$ 41,411	$ 37,918	$ 36,283	$ 34,975	$ 32,596
Interest on securities and other:
Taxable	3,991	3,883	3,469	3,329	3,567
Nontaxable	1,469	1,428	1,469	1,385	1,333
Interest on federal funds sold	127	174	327	44	57
Interest on interest bearing deposits in other financial institutions	7	5	68	62	79
Total Interest Income	47,005	43,408	41,616	39,795	37,632
Interest Expense
Interest on deposits	14,852	13,087	12,473	11,446	10,282
Interest on short-term borrowings	2,932	2,451	2,146	1,866	1,709
Interest on other borrowings	3,151	3,044	2,915	2,806	2,540
Total Interest Expense	20,935	18,582	17,534	16,118	14,531
Net Interest Income	26,070	24,826	24,082	23,677	23,101
Provision for loan and lease losses	1,485	1,172	2,169	1,395	1,636
Net Interest Income After Provision for Loan and Lease Losses	24,585	23,654	21,913	22,282	21,465
Noninterest Income
Service charges and fees	2,738	2,601	2,339	2,437	2,307
Loan servicing income	1,058	980	886	823	726
Trust fees	1,741	1,817	1,742	1,588	1,605
Brokerage commissions	369	243	193	185	255
Insurance commissions	141	136	150	129	129
Securities gains (losses), net	229	132	105	60	(20)
Gain (loss) on trading account securities	(25)	33	-	(3)	(26)
Rental income on operating leases	4,007	4,061	4,045	4,002	3,845
Gains on sale of loans	577	550	600	796	644
Valuation adjustment on mortgage servicing rights	-	-	33	24	(34)
Income on bank owned life insurance	235	293	317	220	243
Other noninterest income	244	339	277	882	366
Total Noninterest Income	11,314	11,185	10,687	11,143	10,040
Noninterest Expense
Salaries and employee benefits	13,043	13,084	11,898	11,720	11,529
Occupancy	1,820	1,793	1,399	1,458	1,534
Furniture and equipment	1,719	1,691	1,658	1,620	1,542
Depreciation on equipment under operating leases	3,202	3,255	3,275	3,253	3,141
Outside services	2,599	2,156	2,345	2,080	1,957
Advertising	1,027	1,124	952	805	767
Other intangibles amortization	238	228	253	254	237
Other noninterest expenses	3,101	5,225	2,832	3,000	2,752
Total Noninterest Expense	26,749	28,556	24,612	24,190	23,459
Income Before Income Taxes	9,150	6,283	7,988	9,235	8,046
Income taxes	2,928	1,810	2,224	2,943	2,640
Net Income	$ 6,222	$ 4,473	$ 5,764	$ 6,292	$ 5,406
Earnings per common share-basic	$ .38	$ .27	$ .35	$ .38	$ .33
Earnings per common share-diluted	$ .37	$ .27	$ .35	$ .38	$ .32
Weighted average shares outstanding-basic	16,540,587	16,430,504	16,367,210	16,398,747	16,420,073
Weighted average shares outstanding-diluted	16,798,654	16,638,458	16,659,995	16,693,661	16,722,383

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As Of
	06/30/2006	03/31/2006	12/31/2005	9/30/2005	6/30/2005
Assets
Cash and cash equivalents	$ 47,385	$ 48,355	$ 81,021	$ 70,953	$ 85,011
Securities	526,784	520,062	527,767	498,054	507,985
Loans held for sale	44,686	38,885	40,745	47,987	50,329
Loans and leases:
Held to maturity	2,077,393	1,990,852	1,953,066	1,915,430	1,854,926
Allowance for loan and lease losses	(29,941)	(28,674)	(27,791)	(27,362)	(26,676)
Loans and leases, net	2,047,452	1,962,178	1,925,275	1,888,068	1,828,250
Assets under operating lease	39,852	39,634	40,644	40,222	41,045
Premises, furniture and equipment, net	105,146	102,462	92,769	91,087	88,440
Goodwill	40,531	35,398	35,398	35,398	35,398
Other intangible assets, net	9,327	8,958	9,159	9,354	9,568
Cash surrender value on life insurance	33,386	33,124	32,804	32,460	32,439
Other assets	40,762	33,705	32,750	32,853	33,563
Total Assets	$ 2,935,311	$ 2,822,761	$ 2,818,332	$ 2,746,436	$ 2,712,028

Liabilities and Stockholders’ Equity
Liabilities
Deposits:
Demand	$ 378,211	$ 334,940	$ 352,707	$ 349,763	$ 329,577
Savings	799,884	778,960	754,360	741,104	764,918
Time	1,075,134	1,017,955	1,011,111	992,592	957,918
Total deposits	2,253,229	2,131,855	2,118,178	2,083,459	2,052,413
Short-term borrowings	229,723	232,506	255,623	214,808	231,532
Other borrowings	225,650	232,025	220,871	229,653	211,654
Accrued expenses and other liabilities	35,251	36,243	35,848	33,338	34,183
Total Liabilities	2,743,853	2,632,629	2,630,520	2,561,258	2,529,782
Stockholders’ Equity	191,458	190,132	187,812	185,178	182,246
Total Liabilities and Stockholders’ Equity	$ 2,935,311	$ 2,822,761	$ 2,818,332	$ 2,746,436	$ 2,712,028

Common Share Data
Book value per common share	$ 11.59	$ 11.49	$ 11.46	$ 11.31	$ 11.11
FAS 115 effect on book value per common share	$ (0.30)	$ (0.13)	$ (0.06)	$ 0.06	$ 0.15
Common shares outstanding, net of treasury stock	16,520,820	16,547,079	16,390,416	16,368,161	16,399,470

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarters Ended For the Six Months Ended
	06/30/2006	6/30/2005	6/30/2006	6/30/2005

Average Balances
Assets	$ 2,883,367	$ 2,680,435	$ 2,840,791	$ 2,651,892
Loans and leases, net of unearned	2,078,473	1,865,302	2,040,125	1,835,427
Deposits	2,165,673	2,022,879	2,134,729	2,000,418
Earning assets	2,585,195	2,381,733	2,549,912	2,355,202
Interest bearing liabilities	2,307,581	2,146,900	2,275,766	2,120,714
Stockholders’ equity	190,519	178,894	190,161	177,985

Earnings Performance Ratios
Annualized return on average assets	0.87%	0.81%	0.76%	0.81%
Annualized return on average equity	13.10	12.12	11.34	12.09
Annualized net interest margin(1)	4.19	4.03	4.17	4.00
Efficiency ratio(2)	70.27	69.02	73.92	69.56
Efficiency ratio, banks only(2)	61.38	62.15	65.89	63.32

(1) Tax equivalent basis is calculated using an effective tax rate of 35%
(2) Noninterest expense divided by the sum of net interest income and noninterest income less net security gains

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarters Ended
	06/30/2006	03/31/2006	12/31/2005	9/30/2005	6/30/2005

Average Balances
Assets	$ 2,883,367	$ 2,798,216	$ 2,782,541	$ 2,747,631	$ 2,680,435
Loans and leases, net of unearned	2,078,473	2,001,778	1,971,707	1,939,220	1,865,302
Deposits	2,165,673	2,103,785	2,101,318	2,075,004	2,022,879
Earning assets	2,585,195	2,514,629	2,498,735	2,437,936	2,381,733
Interest bearing liabilities	2,307,581	2,243,951	2,214,483	2,190,156	2,146,900
Stockholders’ equity	190,519	189,803	185,229	182,906	178,894

Earnings Performance Ratios
Annualized return on average assets	0.87%	0.65%	0.82%	0.91%	0.81%
Annualized return on average equity	13.10	9.56	12.35	13.65	12.12
Annualized net interest margin(1)	4.19	4.14	3.97	3.99	4.03
Efficiency ratio(2)	70.27	77.71	69.22	67.96	69.02
Efficiency ratio, banks only(2)	61.38	70.66	62.24	62.62	62.15

(1) Tax equivalent basis is calculated using an effective tax rate of 35%
(2) Noninterest expense divided by the sum of net interest income and noninterest income less net security gains

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of and For	As of and For	As of and For	As of and For
	the Six Months Ended	the Year	the Six Months	the Year
	Ended	Ended	Ended	Ended
	6/30/2006	12/31/2005	6/30/2005	12/31/2004
Loan and Lease Data
Commercial and commercial real estate	$ 1,421,228	$ 1,304,080	$ 1,199,450	$ 1,162,103
Residential mortgage	213,673	219,671	227,377	212,842
Agricultural and agricultural real estate	233,072	230,357	231,548	217,860
Consumer	193,008	181,019	181,907	167,109
Direct financing leases, net	20,051	21,586	17,922	16,284
Unearned discount and deferred loan fees	(3,639)	(3,647)	(3,278)	(3,244)
Total loans and leases	$ 2,077,393	$ 1,953,066	$ 1,854,926	$ 1,772,954

Asset Quality
Nonaccrual loans	$ 11,817	$ 14,877	$ 14,523	$ 9,837
Loans past due ninety days or more as to interest or principal payments	343	115	378	88
Other real estate owned	1,693	1,586	1,611	425
Other repossessed assets	329	471	386	313
Total nonperforming assets	$ 14,182	$ 17,049	$ 16,898	$ 10,663

Allowance for Loan and Lease Losses
Balance, beginning of period	$ 27,791	$ 24,973	$ 24,973	$ 18,490
Provision for loan and lease losses	2,657	6,564	3,000	4,846
Loans charged off	(1,792)	(4,579)	(1,777)	(3,617)
Recoveries	694	1,152	799	1,005
Reclass for unfunded commitments to other liabilities	-	(319)	(319)	-
Addition related to acquired bank	591	-	-	4,249
Balance, end of period	$ 29,941	$ 27,791	$ 26,676	$ 24,973

Asset Quality Ratios
Ratio of nonperforming loans to total loans and leases	0.59%	0.77%	0.80%	0.56%
Ratio of nonperforming assets to total assets	0.48	0.60	0.62	0.41
Ratio of net loan chargeoffs to average loans and leases	0.05	0.18	0.05	0.16
Allowance for loan losses as a percent of loans and leases	1.44	1.42	1.44	1.41
Allowance for loan losses as a percent of nonperforming loans and leases	246.23	185.37	179.02	251.62

HEARTLAND FINANCIAL USA, INC. CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited) DOLLARS IN THOUSANDS
	For the Quarters Ended
	6/30/2006			6/30/2005
	Average Balance	Interest	Rate	Average Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$392,465	$3,990	4.08%	$408,720	$3,567	3.50%
Nontaxable(1)	132,467	2,262	6.85	118,125	2,052	6.97
Total securities	524,932	6,252	4.78	526,845	5,619	4.28
Interest bearing deposits	718	7	3.91	7,574	79	4.13
Federal funds sold	10,392	127	4.90	8,508	57	2.69
Loans and leases:
Commercial and commercial real estate(1)	1,422,301	26,871	7.58	1,211,184	19,453	6.44
Residential mortgage	223,095	3,660	6.58	233,383	3,474	5.97
Agricultural and agricultural real estate(1)	225,983	4,509	8.00	228,259	3,993	7.02
Consumer	186,399	4,654	10.01	179,474	3,828	8.56
Direct financing leases, net	20,695	336	6.51	13,002	278	8.58
Fees on loans	-	1,501	-	-	1,681	-
Less: allowance for loan and lease losses	(29,320)	-	-	(26,496)	-	-
Net loans and leases	2,049,153	41,531	8.13	1,838,806	32,707	7.13
Total earning assets	2,585,195	47,917	7.43	2,381,733	38,462	6.48
Nonearning Assets	298,172	-	-	298,702	-	-
Total Assets	$2,883,367	$47,917	6.67%	$2,680,435	$38,462	5.76%
Interest Bearing Liabilities
Interest bearing deposits
Savings	$791,368	$4,594	2.33%	$754,578	$2,553	1.36%
Time, $100,000 and over	215,738	2,130	3.96	196,886	1,500	3.06
Other time deposits	811,596	8,128	4.02	749,708	6,229	3.33
Short-term borrowings	262,755	2,932	4.48	234,301	1,709	2.93
Other borrowings	226,124	3,151	5.59	211,427	2,540	4.82
Total interest bearing liabilities	2,307,581	20,935	3.64	2,146,900	14,531	2.71
Noninterest Bearing Liabilities
Noninterest bearing deposits	346,971	-	-	321,707	-	-
Accrued interest and other liabilities	38,296	-	-	32,934	-	-
Total noninterest bearing liabilities	385,267	-	-	354,641	-	-
Stockholders’ Equity	190,519	-	-	178,894	-	-
Total Liabilities and Stockholders’ Equity	$2,883,367	$20,935	2.91%	$2,680,435	$14,531	2.17%
Net interest income(1)		$26,982			$23,931
Net interest income to total earning assets(1)			4.19%			4.03%
Interest bearing liabilities to earning assets	89.26%			90.14%

(1) Tax equivalent basis is calculated using an effective tax rate of 35%.

HEARTLAND FINANCIAL USA, INC. CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited) DOLLARS IN THOUSANDS
	For the Six Months Ended
	6/30/2006			6/30/2005
	Average Balance	Interest	Rate	Average Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$393,984	$7,874	4.03%	$412,730	$7,099	3.47%
Nontaxable(1)	131,018	4,457	6.86	117,508	4,089	7.02
Total securities	525,002	12,331	4.74	530,238	11,188	4.25
Interest bearing deposits	572	12	4.23	7,274	147	4.08
Federal funds sold	12,947	301	4.69	8,183	104	2.56
Loans and leases:
Commercial and commercial real estate(1)	1,389,827	51,203	7.43	1,194,366	37,445	6.32
Residential mortgage	223,217	7,141	6.45	227,295	6,907	6.13
Agricultural and agricultural real estate(1)	222,505	8,747	7.93	224,372	7,634	6.86
Consumer	183,682	8,919	9.79	174,698	7,372	8.51
Direct financing leases, net	20,894	675	6.51	14,696	505	6.93
Fees on loans	-	2,863	-	-	2,894	-
Less: allowance for loan and lease losses	(28,734)		-	(25,920)	-	-
Net loans and leases	2,011,391	79,548	7.98	1,809,507	62,757	6.99
Total earning assets	2,549,912	92,192	7.29	2,355,202	74,196	6.35
Nonearning Assets	290,879	-	-	296,690	-	-
Total Assets	$2,840,791	$92,192	6.54%	$2,651,892	$74,196	5.64%
Interest Bearing Liabilities
Interest bearing deposits
Savings	$777,641	$8,434	2.19%	$752,642	$4,593	1.23%
Time, $100,000 and over	218,494	4,191	3.87	181,686	2,687	2.98
Other time deposits	798,422	15,314	3.87	747,583	12,184	3.29
Short-term borrowings	253,100	5,383	4.29	231,781	2,973	2.59
Other borrowings	228,109	6,195	5.48	207,022	5,046	4.92
Total interest bearing liabilities	2,275,766	39,517	3.50	2,120,714	27,483	2.61
Noninterest Bearing Liabilities
Noninterest bearing deposits	340,172	-		318,507	-	-
Accrued interest and other liabilities	34,692	-		34,686	-	-
Total noninterest bearing liabilities	374,864			353,193	-	-
Stockholders’ Equity	190,161	-		177,985	-	-
Total Liabilities and Stockholders’ Equity	$2,840,791	$39,517	2.81%	$2,651,892	$27,483	2.09%
Net interest income(1)		$52,675			$46,713
Net interest income to total earning assets(1)			4.17%			4.00%
Interest bearing liabilities to earning assets	89.25%			90.04%

(1) Tax equivalent basis is calculated using an effective tax rate of 35%.

HEARTLAND FINANCIAL USA, INC.
SELECTED FINANCIAL DATA - SUBSIDIARY BANKS (Unaudited)
DOLLARS IN THOUSANDS
	As of and For the Six Months Ended 6/30/2006	As of and For the Year Ended 12/31/2005	As of and For the Six Months Ended 6/30/2005	As of and For the Year Ended 12/31/2004
Total Assets
Dubuque Bank and Trust Company	$827,761	$833,885	$800,089	$750,517
New Mexico Bank & Trust	577,555	557,062	506,470	490,582
Wisconsin Community Bank	393,371	390,842	390,667	385,116
Rocky Mountain Bank	401,111	388,149	386,324	374,242
Galena State Bank and Trust Company	237,562	241,719	232,892	220,018
Riverside Community Bank	209,760	195,099	198,970	193,314
Arizona Bank & Trust	222,700	136,832	102,908	85,850
First Community Bank	117,249	121,337	122,854	116,654

Total Deposits
Dubuque Bank and Trust Company	$624,125	$608,687	$592,083	$579,895
New Mexico Bank & Trust	429,968	388,935	372,052	325,527
Wisconsin Community Bank	317,334	311,436	324,634	327,221
Rocky Mountain Bank	320,845	306,967	293,949	290,390
Galena State Bank and Trust Company	189,077	179,437	175,235	168,109
Riverside Community Bank	161,468	153,791	148,900	143,797
Arizona Bank & Trust	168,800	118,959	76,934	73,199
First Community Bank	92,320	95,506	94,473	95,529

Return on Average Assets
Dubuque Bank and Trust Company	1.50%	1.28%	1.32%	1.38%
New Mexico Bank & Trust	1.11	1.10	1.14	1.13
Wisconsin Community Bank	0.10	0.63	0.59	0.59
Rocky Mountain Bank	0.83	0.72	0.53	1.05
Galena State Bank and Trust Company	1.25	1.22	1.27	1.33
Riverside Community Bank	0.50	0.83	0.77	0.97
Arizona Bank & Trust	0.25	0.19	0.11	(1.35)
First Community Bank	0.99	1.00	1.03	1.00

Net Interest Margin
Dubuque Bank and Trust Company	3.67%	3.48%	3.52%	3.58%
New Mexico Bank & Trust	5.17	4.75	4.70	4.98
Wisconsin Community Bank	3.95	3.75	3.77	3.50
Rocky Mountain Bank	5.24	4.93	4.47	4.63
Galena State Bank and Trust Company	3.37	3.43	3.54	3.43
Riverside Community Bank	3.80	3.76	3.83	3.74
Arizona Bank & Trust	4.85	5.03	5.33	4.94
First Community Bank	3.89	3.80	3.72	3.72

Net Income
Dubuque Bank and Trust Company	$6,103	$10,156	$5,087	$10,427
New Mexico Bank & Trust	2,990	5,565	2,792	4,712
Wisconsin Community Bank	198	2,444	1,121	2,208
Rocky Mountain Bank	1,610	2,757	984	2,332
Galena State Bank and Trust Company	1,495	2,808	1,405	2,926
Riverside Community Bank	479	1,608	730	1,731
Arizona Bank & Trust	193	199	52	(822)
First Community Bank	581	1,198	606	1,145

HEARTLAND FINANCIAL USA, INC.
SELECTED FINANCIAL DATA - SUBSIDIARY BANKS (Unaudited)
DOLLARS IN THOUSANDS

	Total Portfolio Loans	Allowance For Loan and Lease Losses	Nonperforming Loans	Allowance As Percent Of Total Loans
As of June 30, 2006:
Dubuque Bank and Trust Company	$597,613	$7,300	$308	1.22%
New Mexico Bank & Trust	351,367	5,091	1,795	1.45
Wisconsin Community Bank	281,955	4,523	2,203	1.60
Rocky Mountain Bank	297,859	4,435	5,517	1.49
Galena State Bank and Trust Company	173,575	2,148	674	1.24
Riverside Community Bank	136,702	1,692	188	1.24
Arizona Bank & Trust	157,988	1,972	50	1.25
First Community Bank	78,046	1,161	1,037	1.49

As of December 31, 2005:
Dubuque Bank and Trust Company	$575,293	$7,376	$2,745	1.28%
New Mexico Bank & Trust	330,609	4,497	2,359	1.36
Wisconsin Community Bank	270,837	4,285	1,321	1.58
Rocky Mountain Bank	279,230	4,048	5,634	1.45
Galena State Bank and Trust Company	176,813	2,181	965	1.23
Riverside Community Bank	132,781	1,674	462	1.26
Arizona Bank & Trust	94,285	1,181	7	1.25
First Community Bank	83,506	1,191	992	1.43

As of June 30, 2005:
Dubuque Bank and Trust Company	$553,119	$6,825	$2,897	1.23%
New Mexico Bank & Trust	304,840	4,196	584	1.38
Wisconsin Community Bank	264,709	4,427	1,449	1.67
Rocky Mountain Bank	272,848	4,103	6,227	1.50
Galena State Bank and Trust Company	162,215	1,904	733	1.17
Riverside Community Bank	134,505	1,862	1,811	1.38
Arizona Bank & Trust	77,073	964	8	1.25
First Community Bank	80,560	1,047	843	1.30

As of December 31, 2004:
Dubuque Bank and Trust Company	$525,456	$6,584	$2,405	1.25%
New Mexico Bank & Trust	297,695	4,232	725	1.42
Rocky Mountain Bank	262,240	3,947	596	1.51
Wisconsin Community Bank	265,916	4,098	2,966	1.54
Galena State Bank and Trust Company	145,013	1,749	697	1.21
Riverside Community Bank	129,390	1,553	1,662	1.20
Arizona Bank & Trust	61,630	771	-	1.25
First Community Bank	76,047	999	572	1.31